EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following Unaudited Pro Forma Combined Financial Data are derived from the consolidated financial statements of Magnum Hunter and certain historical financial data in respect of various assets acquired by Magnum Hunter. The Unaudited Pro Forma Combined Balance Sheet of Magnum Hunter as of September 30, 2010 has been prepared assuming the acquisition of the PostRock assets, NGAS Resources, and NuLoch Resources and all necessary ancillary transactions had been consummated on December 31, 2010. The Unaudited Pro Forma Combined Income Statement for the year ended December 31, 2010 have been prepared assuming the acquisition of the PostRock assets, NGAS Resources, and NuLoch Resources and all necessary ancillary transactions had been consummated as of January 1, 2010. We have also included for clarity unaudited pro forma combined balance sheet and unaudited pro forma combined income statements for the combination of Magnum Hunter, PostRock and NGAS Resources. The pro forma adjustments set forth on the attached Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combined Income Statement reflect the following as if they occurred on the dates hereinabove set forth:

(1) PostRock, NGAS Resources, and NuLoch Resources Acquisitions. The second completed phase of the acquisition of the PostRock assets as described in the Purchase and Sale Agreement dated December 24, 2010, the NGAS Resources acquisition as described in the Arrangement Agreement dated December 23, 2010, and the NuLoch Resources acquisition as described in the Arrangement Agreement dated January 19, 2011.

(2) Incurrence of indebtedness under the proposed new revolving credit facility to be entered into pursuant to and as described in the commitment letter from Bank of Montreal dated January 13, 2011.

(3) Issuance of common stock upon the closing dates of the acquisition of the PostRock assets NGAS Resources, and NuLoch Resources.

(4) Payment of change of control compensation in the NGAS Resources and NuLoch Resources acquisitions.

The Unaudited Pro Forma Balance Sheet reflects the preliminary adjustments to record the estimated fair values of the assets and liabilities acquired in the acquisitions of the PostRock assets, NGAS Resources and NuLoch Resources. The final entries, and the resulting effect on Magnum Hunter’s balance sheet as well as items in Magnum Hunter’s income statements, may differ based on the actual determination of the fair values of the assets acquired and liabilities assumed.

Transaction costs related to these acquisitions will be recorded as expenses in the periods in which these costs are incurred. These expenses are not included in the Unaudited Pro Forma Combined Income Statements.

The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the notes thereto and with the consolidated financial statements of Magnum Hunter and the notes thereto as filed in Magnum Hunter’s Form 10-K.

The Unaudited Pro Forma Combined Financial Data are not indicative of the financial position or results of operations of Magnum Hunter which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, changes in prices paid for oil and natural gas, future acquisitions, drilling activity and other factors.

The Unaudited Pro Forma Combined Financial Data include financial information received from PostRock and NuLoch Resources and such financial information has been accepted and incorporated as presented without independent verification of such financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of December 31, 2010

									NuLoch
									Resources			Combined	Combined
			NuLoch						Conversion to		NuLoch	Pro Forma for	Pro Forma for
	Magnum	NGAS	Resources		PostRock		NGAS		US GAAP and		Resources	Magnum Hunter,	Magnum Hunter,
	Hunter	Resources	Historical		Pro Forma		Pro Forma		USD		Pro Forma	NGAS and	NGAS, PostRock
	Historical	Historical	(CAN $)		Adjustments		Adjustments		Adjustments		Adjustments	PostRock	and NuLoch

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$554,186	$6,844,475	$9,673,000		$—		$—	(4)	$(2,225)		$—	7,398,661	$17,069,436
Accounts receivable	11,705,046	5,640,891	5,200,000		—		—	(4)	(328,120)		—	17,345,937	22,217,817
Notes receivable	—	6,766,451	—		—	(2)	(6,766,451)		—		—	—	—
Prepaids and other current assets	867,013	552,741	507,000	(1)	2,658		—	(4)	(117)		—	1,422,412	1,929,295

Total current assets	13,126,245	19,804,558	15,380,000		2,658		(6,766,451)		(330,462)		—	26,167,010	41,216,548

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	189,911,500	174,630,484	101,149,000	(1)	13,334,502	(2)	(61,099,175	)(4)	(16,100,566	)(3)	356,676,678	316,777,311	758,502,423
Equipment and other fixed assets	42,689,125	9,475,659	330,000	(1)	3,750	(2)	1,279,170	(4)	(76)		—	53,447,704	53,777,628

Total property and equipment, net	232,600,625	184,106,143	101,479,000		13,338,252		(59,820,005)		(16,100,642)		356,676,678	370,225,015	812,280,051

OTHER ASSETS:
Other assets	561,711	258,945	—		—				—		—	820,656	820,656
Deferred financing costs, net of amortization	2,678,244	750,462	—		—	(2)	(937,456)		—		—	2,491,250	2,491,250
Deferred tax asset	—	—	6,380,000		—		—	(4)	6,714,987	(3)	(13,094,987)	—	—

Total assets	$248,966,825	$204,920,108	$123,239,000		$13,340,910		$(67,523,912)		$(9,716,117)		$343,581,691	$399,703,931	$856,808,505

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,839,557	$5,562,836	$4,053,000		$—		$—	(4)	$(932)		$—	35,402,393	$39,454,461
Accrued liabilities	3,914,136	6,134,962	13,399,000	(1)	369,805	(2)	8,681,578	(4)	(3,082	)(3)	7,032,198	19,100,481	39,528,597
Revenue payable	2,629,999	—	—				—		—		—	2,629,999	2,629,999
Current portion of notes payable	7,132,455	53,298,857	—		(2)		(53,298,857)		—		—	7,132,455	7,132,455
Warrant liability	—	—	—		(2)		1,279,834		—		—	1,279,834	1,279,834
Derivative liability	718,771	2,615,847	—		(2)		(2,615,847)		—		—	718,771	718,771

Total current liabilities	44,234,918	67,612,502	17,452,000		369,805		(45,953,292)		(4,014)		7,032,198	66,263,933	90,744,117

Deferred compensation	—	985,716	—		—	(2)	(985,716)		—		—	—	—
Deferred income tax	—	9,534,798	—		—	(2)	(9,534,798)		—	(3)	117,756,387	—	117,756,387
Payable on sale of partnership	640,695		—		—		—		—		—	640,695	640,695
Notes payable, less current portion	26,018,615	5,953,259	—	(1)	5,763,983	(2)	47,725,685		—		—	85,461,542	85,461,542
Asset retirement obligation	4,455,327	2,269,442	1,357,000		—		—	(4)	(312)		—	6,724,769	8,081,457
Derivative liability	59,181	60,397	—		—	(2)	(60,397)		—		—	59,181	59,181
Other long-term liabilities	—	1,895,000	—		—		—		1,349,689		(1,349,689)	1,895,000	1,895,000

Total liabilities	75,408,736	88,311,114	18,809,000		6,133,788		(8,808,518)		1,345,363		123,438,896	161,045,120	304,638,379

COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock	70,236,400	—	—		—		—		—		—	70,236,400	70,236,400
SHAREHOLDERS’ EQUITY:
Shareholders’ equity	101,871,350	116,608,994	104,430,000	(1)	7,207,122	(2)	(58,715,394	)(4)	(11,061,480	)(3)	220,142,795	166,972,072	480,483,387
Non-controlling interest	1,450,339	—	—		—		—		—		—	1,450,339	1,450,339

Total Equity	103,321,689	116,608,994	104,430,000		7,207,122		(58,715,394)		(11,061,480)		220,142,795	168,422,411	481,933,726

Total liabilities and shareholders’ equity	$248,966,825	$204,920,108	$123,239,000		$13,340,910		$(67,523,912)		$(9,716,117)		$343,581,691	$399,703,931	$856,808,505

See accompanying notes to Unaudited Pro Forma Combined Financial Data

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
Year Ended December 31, 2010

														Combined
										NuLoch			Combined	Pro Forma
										Resources			Pro Forma	for Magnum
				NuLoch				NGAS		Conversion to		NuLoch	for Magnum	Hunter,
	Magnum		NGAS	Resources		PostRock		Resources		US GAAP &		Resources	Hunter,	NGAS,
	Hunter	PostRock	Resources	Historical		Pro Forma		Pro Forma		USD		Pro Forma	NGAS	PostRock
	Historical	Historical	Historical	(CAN $)		Adjustments		Adjustments		Adjustments		Adjustments	and PostRock	and NuLoch

REVENUE:

Oil and gas sales	$27,714,542	$567,615	$23,010,779	$13,904,000		$—		$—	(4)	$31,106		$—	$51,292,936	$65,228,042

Field operations and other	5,009,131	—	27,809,338	—		—		—		—		—	32,818,469	32,818,469

Total revenue	32,723,673	567,615	50,820,117	13,904,000		—		—		31,106		—	84,111,405	98,046,511

EXPENSES:

Lease operating expenses	10,399,323	337,125	14,675,547	4,269,000		—		—	(4)	(764,946)		—	25,411,995	28,916,049

Severance taxes and marketing	2,304,570	40,450	—	—		—		—	(4)	1,127,786		—	2,345,020	3,472,806

Exploration	936,371	—	—	—		—		—	(4)	7,739,044		—	936,371	8,675,415

Field operations	4,362,618	—	18,504,612	—		—		—		—		—	22,867,230	22,867,230

Impairment of oil & gas properties	305,786	—	—	—		—		—		—		—	305,786	305,786

Impairment of goodwill	—	—	313,177	—		—		—		—		—	313,177	313,177

Depreciation, depletion and accretion	8,923,202	—	13,280,961	9,480,000	(5)	359,249	(7)	(6,787,960	)(4)	2,381,062	(13)	(6,756,878)	15,775,452	20,879,636

General and administrative	24,900,996	—	13,620,819	3,775,000		—	(8)	(625,344	)(4)	1,654,400		—	37,896,471	43,325,871

Total expenses	52,132,866	377,575	60,395,116	17,524,000		359,249		(7,413,304)		12,137,346		(6,756,878)	105,851,502	128,755,970

LOSS FROM OPERATIONS	(19,409,193)	190,040	(9,574,999)	(3,620,000)		(359,249)		7,413,304		(12,106,240)		6,756,878	(21,740,097)	(30,709,459)

OTHER INCOME AND (EXPENSE):

Interest income	60,526	—	821,923	35,000		—	(9)	(821,923	)(4)	(1,205)		—	60,526	94,321

Interest expense	(3,593,524)	—	(7,093,001)	(160,000	)(6)	(259,379	)(10)	5,487,965	(4)	5,509		—	(5,457,939)	(5,612,429)

Gain (Loss) on derivative contracts	814,037	—	(4,394,953)	—		—	(11)	4,394,953		—		—	814,037	814,037

Other, net	—	—	(2,276,948)	—		—		—		—		—	(2,276,948)	(2,276,948)

Net loss from continuing operations before income taxes and non controlling interest	(22,128,154)	190,040	(22,517,978)	(3,745,000)		(618,628)		16,474,299		(12,101,936)		6,756,878	(28,600,421)	(37,690,478)

Income tax benefit	—	—	3,024,751	1,182,000		—	(12)	(3,024,751	)(4)	1,497,457	(14)	(2,679,457)	—	—

Net (income) loss attributable to non-controlling interest	(128,586)	—	—	—		—		—		—		—	(128,586)	(128,586)

Net loss attributable to Magnum Hunter from continuing operations	(22,256,740)	190,040	(19,493,227)	(2,563,000)		(618,628)		13,449,548		(10,604,479)		4,077,421	(28,729,007)	(37,819,064)

Income from discontinued operations	8,456,811	—	—	—		—		—		—		—	(128,586)	(128,586)

Net loss	(13,799,929)	190,040	(19,493,227)	(2,563,000)		(618,628)		13,449,548		(10,604,479)		4,077,421	(28,857,593)	(37,947,650)

Dividends on preferred stock	(2,466,679)	—	—	—		—		—		—		—	(2,466,679)	(2,466,679)

Net loss attributable to common shareholders	$(16,266,608)	$190,040	$(19,493,227)	$(2,563,000)		$(618,628)		$13,449,548		$(10,604,479)		$4,077,421	$(31,324,272)	$(40,414,329)

Loss per common share Basic and diluted	$(0.25)												$(0.43)	$(0.35)

Weighted average number of common shares outstanding Basic and diluted	63,921,525			(15)		946,314	(15)	7,996,424			(15)	42,804,675	72,864,262	115,668,937

See accompanying notes to Unaudited Pro Forma Combined Financial Data

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

(1)	To record the second phase of the acquisition of the PostRock assets for an estimated purchase price of $13.3 million. The first phase of the acquisition closed December 30, 2010. The estimated purchase price includes cash payment and issuance of common stock of Magnum Hunter, which is based on the closing price of $7.97 per share on January 14, 2011, the closing date for the second phase of the acquisition of the PostRock assets. The purchase and sale agreement for the PostRock properties had valued the common stock at $6.21 per share based on the volume weighted average price of Magnum Hunter’s common stock for the 10 consecutive trading days prior to execution of the agreement on December 24, 2010. The acquisition is accounted for under the purchase method of accounting. All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment. The following table summarizes the assets acquired and purchase price paid:

Fair value of total purchase price:
946,314 shares of common stock issued on January 14, 2011 valued at $7.97 per share	7,542,122
Cash paid on January 14, 2011 with funds to be borrowed under the proposed new revolving line of credit agreement	5,763,983
Net operations since effective date	8,963

Total	$13,315,068

Amounts recognized for assets acquired and liabilities assumed:
Working capital	$(23,184)
Oil and gas properties	$13,334,502
Equipment and other fixed assets	3,750

Total	$13,315,068

Working capital acquired:
Prepaid expenses	2,658
Transfer tax payable	(25,842)

Total working capital acquired	$(23,184)

(2)	To record the acquisition of NGAS Resources’ assets for an estimated purchase price of $118.9 million. The estimated purchase price includes the estimated shares of common stock of Magnum Hunter to be issued to shareholders of NGAS Resources, the estimated shares of common stock of Magnum Hunter issued to certain holders of NGAS Resources convertible notes, payment to Seminole to restructure a gas gathering and transportation agreement, the assumption of the senior credit facility of NGAS Resources, the assumption of certain notes payable related to equipment included in the transaction, and the payoff in cash of the remaining NGAS Resources convertible notes. The acquisition is accounted for under the purchase method of accounting. All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment. The following table summarizes the assets acquired, liabilities assumed, and purchase price paid:

Fair value of total purchase price:
Estimated 6,634,026 shares of common stock at estimated $7.34 per share(1)	$48,693,751
Estimated 1,362,397 shares of common stock at estimated $7.34 per share(1)	10,000,000
Senior credit facility assumed	34,000,000
Estimated NGAS Resources convertible notes to be paid off in cash at closing	13,528,944
Other long-term debt assumed	6,150,000
Change in control payments in cash with funds to be borrowed under the proposed new revolving line of credit agreement	5,000,000
Common stock warrants and options	1,564,677

Total	$118,937,372

Amounts recognized for assets acquired and liabilities assumed:
Working capital	$(1,443,269)
Bonds and deposits	258,945
Oil and gas properties	113,531,309
Equipment and other fixed assets	10,754,829
Other long term liabilities	(4,164,442)

Total	$118,937,372

Working capital acquired:
Cash	$6,844,475
Accounts receivable	5,640,891
Prepaid expenses	552,741
Accounts payable	5,562,836
Accrued liabilities	(736,452)
Transaction closing costs	(3,432,923)
Drilling advances	(4,749,165)

Total working capital acquired	$(1,443,269)

(1)	The closing stock price on February 25, 2011 for Magnum Hunter was used to estimate the value of the shares to be issued in the NGAS Resources acquisition. The final entries and the resulting effect on Magnum Hunter’s balance sheet may differ as they will be based on the actual stock price at the date of closing.

(3)	To record the acquisition of NuLoch Resources’ assets for an estimated purchase price of $431.2 million. The estimated purchase price includes the estimated shares of common stock of Magnum Hunter to be issued to shareholders of NuLoch Resources and the deferred tax liability resulting from the acquisition. The acquisition is accounted for under the purchase method of accounting. All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment. The following table summarizes the assets acquired, liabilities assumed, and purchase price paid:

Fair value of total purchase price:
Estimated 42,804,675 shares of common stock at estimated $7.34 per share(1)	$314,186,315
Deferred income tax liability (see schedule below)	117,756,387

Total	$431,942,702

Amounts recognized for assets acquired and liabilities assumed:
Working capital	$(8,755,646)
Oil and gas properties	441,725,112
Equipment and other fixed assets	329,924
Asset retirement obligation	(1,356,688)

Total	$431,942,702

Working capital acquired:
Cash	$9,670,775
Accounts receivable	4,871,880
Prepaid expenses	506,883
Transaction closing costs	(6,357,198)
Accounts payable	(4,052,068)
Accrued liabilities	(13,395,918)

Total working capital acquired	$(8,755,646)

(1)	The closing common stock price on February 25, 2011 for Magnum Hunter was used to estimate the value of the shares to be issued in the NuLoch Resources acquisition. The final entries, and the resulting effect on Magnum Hunter’s balance sheet may differ as they will be based on the actual stock price at the date of closing.

					Deferred
		Book	Tax		Asset
Deferred Income Tax Liability	Rate	Basis	Basis	Difference	(Liability)

PPE US	38.0%	$290,675,762	$29,492,753	$(261,183,009)	$(99,145,087)
PPE Canada	25.0%	158,829,050	53,264,982	(105,564,068)	(26,391,000)
NOL US – 2009	38.0%		1,704,787	1,704,787	647,100
NOL Canada – 2009	25.0%		28,530,348	28,530,348	7,132,600

Net Deferred Tax Liability				$(336,511,932)	$(117,756,387)

(4)	To record the adjustment to NuLoch Resources’ historical financial statements prepared in accordance with Canadian GAAP and in Canadian dollars to United States GAAP and United States dollars. The adjustment includes:

a.	To convert Canadian GAAP full cost accounting to US GAAP successful efforts accounting for oil and gas properties. This has reduced the net book value (NBV) of property and equipment as all geological and geophysical costs and general and administrative costs capitalized under Canadian GAAP have been expensed to conform with US GAAP. The NBV has also decreased due to all unsuccessful exploratory wells being expensed. The resulting change in NBV of oil and gas properties along with the reduction of depletion on a field level basis resulted in lower depletion expense over the periods presented.

b.	To adjust NuLoch Resources for the conversion to US GAAP of an acquisition it completed in 2009. This adjustment resulted in the recording of additional fair value of oil and gas property and equipment of $8,969,000 and the value of shares issued increasing by $660,000 (Canadian GAAP value at announcement date vs US GAAP at closing date). These adjustments resulted in a future tax asset reduction of $2,242,000.

c.	To adjust for Canadian GAAP “Flow-through shares” for treatment under US GAAP. This resulted in an increase to additional paid in capital and a decrease in deferred tax asset.

d.	Due to the adjustments noted above, adjustments to income tax expense or benefit were made to statements presented.

e.	To convert NuLoch Resources’ balance sheet as of December 31, 2010, income statement for the year ended December 31, 2010 from Canadian dollars to United States dollars using the applicable conversion factors.

(5)	To record the pro forma adjustment to depletion and depreciation expense as the result of treating the acquisition of the PostRock assets as if it had occurred January 1, 2010. Depletion was calculated using the units of production method.

(6)	To record the pro forma adjustment to interest expense as the result of treating the cash paid in the acquisition of the PostRock assets as if it had been borrowed January 1, 2010.

(7)	To record the pro forma adjustment to NGAS Resources’ depletion and depreciation expense as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2010. Depletion was calculated using the units of production method.

(8)	To record the pro forma adjustment to NGAS Resources’ refinancing costs amortized as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2010.

(9)	To record the pro forma adjustment to NGAS Resources’ interest income on notes receivable as the result of restructuring a gas gathering and transportation agreement as if it had occurred January 1, 2010.

(10)	To record the pro forma adjustment to NGAS Resources’ interest expense as the result of treating the acquisition of NGAS Resources and the payment of assumed debt using Magnum Hunter’s credit facility as if it had occurred January 1, 2010.

(11)	To record the pro forma adjustment to NGAS Resources’ gain (loss) on derivative contracts as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2010. The derivative loss reported by NGAS Resources was the result of the convertible feature on certain notes payable which will be paid at closing.

(12)	To record the pro forma adjustment to NGAS Resources’ income tax benefit on its income statements as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2010. The deferred tax liability and income tax benefit on the NGAS Resources financial statements will be eliminated as the result of the fair market value adjustment to the oil and gas properties resulting from the acquisition.

(13)	To record the pro forma adjustment to NuLoch Resources’ depletion and depreciation expense as the result of treating the acquisition of NuLoch Resources as if it had occurred January 1, 2010. Depletion was calculated using the units of production method.

(14)	To record the pro forma adjustment to NuLoch Resources’ income tax benefit as the result of treating the acquisition of NuLoch Resources as if it had occurred January 1, 2010.

(15)	Acquisition shares were added to the weighted average number of common shares outstanding as if the shares were issued January 1, 2010.